                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 18, 1997

                             CRA MANAGED CARE, INC.

             (Exact name of registrant as specified in its charter)


  Massachusetts               02-25856                        004-2658593
(State or other           (Commission File                  (IRS Employer
jurisdiction of               Number)                       Identification No.)
 organization)

                 312 Union Wharf, Boston, Massachusetts 02109
                   (Address of principal executive offices)

        Registrant's telephone number, including area code:  (617) 367-2163

                                      N/A
          (Former name or former address, if changed since last report)

                        Exhibit Index located at Page 4

Item 2.  Acquisition or Disposition of Assets.

    CRA Managed Care, Inc. (the "Registrant"), a Massachusetts corporation, and FNS Acquisition Corp. ("Acquisition Sub"), a Delaware corporation and a wholly owned subsidiary of the Registrant, acquired substantially all of the assets of First Notice Systems Company, a Massachusetts business trust ("FNS"), pursuant to an Asset Purchase Agreement (the "FNS Agreement"), dated as of June 4, 1997, by and among the Registrant, Acquisition Sub, FNS, and the shareholders of FNS (the "FNS Shareholders") a copy of which is attached hereto and incorporated by reference. The effective date of the acquisition is May 31, 1997. In consideration for the assets of FNS, the Registrant paid a purchase price of $40 million cash and assumed certain liabilities of FNS. This acquisition was accounted for as a purchase and was funded with amounts borrowed under the Registrant's senior revolving credit facility with First Union National Bank of North Carolina.

Description of the Business

    FNS is currently a leading provider of outsourced call center reporting for first notice of loss/injury to the insurance industry. Today, FNS provides its services primarily to the auto insurance industry for first notice of loss reporting; however, the company has recently begun to do more business with workers' compensation carriers for first report of injury reporting with P&C carriers who write both auto and workers' compensation insurance. Significant investment in technology and personnel over the past four years has positioned FNS to offer its call center services to some of the largest insurance carriers in the country 24 hours per day, 365 days per year at a cost effective price. FNS has over 300 employees handling 70,000 calls per month from two call centers in Massachusetts and has capacity to substantially increase its call volume without adding an additional call center.

    FNS provides a flexible service that can range from simple acceptance and transmission of a report of loss to a full turn-key service that could include one or more of the following: notice of loss reporting; direction into an FNS preferred towing company, glass company or auto body shop with a discounted price; arrangement for car rental or alternative mode of transportation; or, in the event of an injury, direction into a PPO network of providers and hospitals. Approximately 25% of all calls are not related to a report of loss, but instead are information requests for which FNS charges a separate fee.

Description of the Transaction

FNS Agreement

    General. The FNS Agreement provides, among other things, for the acquisition of substantially all of the assets subject to substantially all of the liabilities of FNS by Acquisition Sub. Acquisition Sub acquired from FNS the business of FNS as a going concern (the "Business") including all of FNS' assets of every kind and description other than certain enumerated Retained Assets and acquired such assets subject only to the Assumed Liabilities of FNS. The Assumed Liabilities include all liabilities of FNS other than the Retained Liabilities which are (i) all liabilities and obligations of FNS owing to any one or more of Cross Country Motor Club, Inc., Cross Country Motor Club of California, Inc., Cross Country Service Corp., Cross Country House Assistance Services, Inc. and Homeowners Assurance Company, Inc. or their respective affiliates, (ii) all liabilities of FNS relating to indebtedness for borrowed money, to the extent such liabilities are not reflected on FNS' last regularly prepared balance sheet, (iii) all liabilities of FNS or the FNS Shareholders resulting from, constituting or relating to a breach of any of the representations, warranties, covenants or agreements of FNS or the FNS Shareholders in the FNS Agreement, (iv) all liabilities of FNS for federal, state, local or foreign taxes; (v) any liability incurred by FNS in connection with the FNS Agreement or related agreements; (vi) any liability with respect to a loan from Government Land Bank to East Coast Springfield Development, L.L.C. and (vii) liabilities incurred by FNS after the Closing Date other than those incurred pursuant to an ancillary agreeement to the transaction.

    Consideration. The consideration paid to FNS for the purchased assets was $40 million, payable in cash. Additionally, Acquisition Sub assumed the Assumed Liabilities.

    Indemnification.    FNS and the FNS Shareholders ("FNS") agreed to
indemnify and hold harmless the Registrant and Acquisition Sub and the Registrant and Acquisition Sub agreed to indemnify and hold harmless FNS and the FNS Shareholders against all expense, loss or liability resulting from any breach of their respective representations or warranties contained in the FNS Agreement and any demands, claims, actions, suits or proceedings, assessments, judgments, costs and legal and other expenses incident to the foregoing in an amount up to $4 million. Each of the parties is liable to the other party only if the injured party's losses subject to the indemnification provision exceed $250,000, and the injured party will not be indemnified for the first $150,000 of such losses. Claims under these indemnification provisions must be asserted on or before the first to occur of (i) the 30th day after the date audited financial statements of the Registrant for the year ended December 31, 1997 are released to the Registrant and (ii) May 31, 1998.

    FNS and the FNS Shareholders indemnify the Registrant and Acquisition Sub against any claims arising out of any of the Retained Liabilities, except for those claims arising out of the breach of representations and warranties as described above. This indemnification is not subject to the limitations described above and survives the Closing.

    The Registrant and Acquisition Sub indemnify FNS and the FNS Shareholders against any claims arising out of any of the Assumed Liabilities, except for those claims arising out of the breach of representations and warranties as described above This indemnification is not subject to the limitations described above and survives the Closing.

Non-Competition and Marketing Agreement and Other Agreements

    A Non-Competition and Marketing Agreement was entered into by the Registrant, Acquisition Sub, FNS, the FNS Shareholders and certain entities controlled by the FNS Shareholders. The Agreement establishes a relationship between Acquisition Sub and companies owned by the FNS Shareholders (hereinafter "Cross Country"). This Agreement contains non-competition provisions to protect the goodwill and business interests of Acquisition Sub and Cross Country whereby each agrees not to compete with the other for a period of up to 5 years in their respective businesses as defined in the Agreement. Additionally, Cross Country and the Registrant agree to cooperate in continuing to provide integrated services to common customers of Acquisition Sub and Cross

Country; to market to each of their respective customers services and programs provided by each other; and to endorse the use of the services of each other as part of a cooperative marketing effort. This Agreement sets forth the provisions establishing this relationship.

    Agreements regarding the provision of transitional services, sublease arrangements and other similar agreements were also entered into by and among Cross Country, FNS and the Registrant in connection with this transaction.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements.

              First Notice Systems, Inc. Report of Independent Public
                   Accountants.

              Balance Sheets as of September 30, 1995 and 1996 (audited) and
                   March 31, 1997 (unaudited).

              Statement of Income and Accumulated Deficit for the years ended
                   September 30, 1995 and 1996 (audited) and the six months ended March 31, 1997 (unaudited).

              Statement of Cash Flows for the years ended September 30, 1995 and 1996 (audited) and the six months ended
                   March 31, 1997 (unaudited).

              Notes to Financial Statements.

         (b)  Pro Forma Financial Information.

              Pro Forma Consolidated Balance Sheet for the period ended
                   March 31, 1997.

              Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1997.

              Pro Forma Consolidated Statement of Operations for the year ended December 30, 1996.

              Notes to Pro Forma Consolidated Financial Statements.

         (c) Exhibits - The following conformed copies of Exhibits to this Form 8-K are hereby filed:

Exhibit 2.1 Asset Purchase Agreement among Registrant, Acquisition Sub, FNS and the FNS Shareholders.

Exhibit 10.1 Non-Competition and Marketing Agreement among the FNS Shareholders, FNS, Acquisition Sub and the Registrant.

In accordance with Item 601(b) (2) of Regulation S-K, the Schedules, Exhibits and other documents referred to in the Asset Purchase Agreement and the Non-Competition and Marketing Agreement have not been filed as part of the Exhibits to this Current Report on Form 8-K. The registrant agrees to furnish supplementally a copy of such documents to the Commission upon request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CRA MANAGED CARE, INC.


June 18, 1997                              /s/ Donald J. Larson
                                           -------------------------
                                           By:  Donald J. Larson
                                           President and Chief Executive Officer

                           FIRST NOTICE SYSTEMS, INC.

                              FINANCIAL STATEMENTS
          AS OF MARCH 31, 1997 (UNAUDITED), SEPTEMBER 30, 1996 AND 1995
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
First Notice Systems, Inc.:

    We have audited the accompanying balance sheets of First Notice Systems, Inc. (a Massachusetts S corporation) as of September 30, 1996 and 1995, and the related statements of income and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Notice Systems, Inc. as of September 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Boston, Massachusetts
April 30, 1997

                           FIRST NOTICE SYSTEMS, INC.

                                BALANCE SHEETS


                                                             MARCH 31,       SEPTEMBER 30,    SEPTEMBER 30,
ASSETS                                                         1997              1996             1995
----------------------------------------------------------  -------------    -------------    -------------
                                                            (UNAUDITED)
Current Assets:
  Cash and cash equivalents...............................  $        269     $   100,269      $   100,014
  Accounts receivable.....................................     2,124,156       2,349,552        1,253,968
  Prepaid expenses........................................        17,315           5,236            8,555
                                                            -------------    ------------     ------------
     Total current assets.................................     2,141,740       2,455,057        1,362,537
                                                            -------------    ------------     ------------
Property and Equipment:
  Furniture, computer and office equipment................     3,215,781       2,040,385          398,387
  Motor vehicles..........................................        18,459          18,459           18,459
  Leasehold improvements..................................        68,899           4,961          --
  Less--Accumulated depreciation and amortization.........       508,978         306,664          105,817
                                                            -------------    ------------     ------------
     Total property and equipment, net....................     2,795,161       1,757,141          311,029
                                                            -------------    ------------     ------------
Software Development Costs, net of accumulated
  amortization of $380,120, $204,375 and $41,641 at March
  31, 1997, September 30, 1996 and 1995, respectively.....     1,554,584       1,126,055          215,627
                                                            -------------    ------------     ------------
     Total assets.........................................  $  6,491,485     $ 5,338,253      $ 1,889,193
                                                            -------------    ------------     ------------
                                                            -------------    ------------     ------------


                                                             MARCH 31,       SEPTEMBER 30,    SEPTEMBER 30,
LIABILITIES AND STOCKHOLDERS' DEFICIT                          1997              1996             1995
----------------------------------------------------------  -------------    -------------    -------------
                                                            (UNAUDITED)
Current Liabilities:
  Due to affiliates.......................................  $  6,930,533     $ 5,246,804      $ 2,759,889
  Notes payable...........................................        86,902         --               --
  Accounts payable........................................       262,026         465,685           70,000
  Accrued expenses........................................       660,317         331,998          256,421
                                                            -------------    ------------     ------------
     Total current liabilities............................     7,939,778       6,044,487        3,086,310
                                                            -------------    ------------     ------------
Stockholders' Deficit:
  Common stock, $.10 par value--
  Authorized--10,000 shares issued and outstanding--
    10,000 shares.........................................         1,000           1,000            1,000
  Paid-in capital.........................................         4,000           4,000            4,000
  Accumulated deficit.....................................    (1,453,293)       (711,234)      (1,202,117)
                                                            -------------    ------------     ------------
     Total stockholders' deficit..........................    (1,448,293)       (706,234)      (1,197,117)
                                                            -------------    ------------     ------------
     Total liabilities and stockholders' deficit..........  $  6,491,485     $ 5,338,253      $ 1,889,193
                                                            -------------    ------------     ------------

   The accompanying notes are an integral part of these financial statements.

                           FIRST NOTICE SYSTEMS, INC.

                  STATEMENTS OF INCOME AND ACCUMULATED DEFICIT


                                                                         SIX MONTHS
                                                                            ENDED       YEAR ENDED SEPTEMBER 30,
                                                                          MARCH 31,    ---------------------------
                                                                            1997           1996          1995
                                                                        -------------  ------------  -------------
                                                                        (UNAUDITED)
Revenue...............................................................  $   5,278,868  $  9,422,419  $   5,341,332
                                                                        -------------  ------------  -------------
Operating Expenses:
  Labor and related benefits..........................................      3,264,944     4,855,802      2,704,602
  Depreciation and amortization.......................................        377,182       361,651        147,458
  General and administrative..........................................      2,131,501     3,384,083      2,193,086
                                                                        -------------  ------------  -------------
     Total operating expenses.........................................      5,773,627     8,601,536      5,045,146
                                                                        -------------  ------------  -------------
Income (Loss) from Operations.........................................       (494,759)      820,883        296,186
Interest Expense......................................................        247,300       330,000        193,083
                                                                        -------------  ------------  -------------
     Net income (loss)................................................       (742,059)      490,883        103,103
Accumulated Deficit, beginning of year................................       (711,234)   (1,202,117)    (1,305,220)
                                                                        -------------  ------------  -------------
Accumulated Deficit, end of year......................................  $  (1,453,293) $   (711,234) $  (1,202,117)
                                                                        -------------  ------------  -------------
                                                                        -------------  ------------  -------------

   The accompanying notes are an integral part of these financial statements.

                                      FIRST NOTICE SYSTEMS, INC.

                                       STATEMENTS OF CASH FLOWS
                           FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995


                                                                           SIX MONTHS
                                                                              ENDED     YEAR ENDED SEPTEMBER 30,
                                                                            MARCH 31,   ------------------------
                                                                              1997         1996         1995
                                                                           -----------  -----------  -----------
                                                                           (UNAUDITED)
Cash Flows from Operating Activities:
  Net income (loss)......................................................  $  (742,059) $   490,883  $   103,103
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities--
  Depreciation and amortization..........................................      378,059      361,651      147,458
  Changes in current assets and liabilities--
    Accounts receivable..................................................      225,396   (1,095,584)  (1,186,124)
    Prepaid expenses.....................................................      (12,079)       3,319       (8,555)
    Accounts payable and accrued expenses................................      124,660      471,261      326,336
                                                                           -----------  -----------  -----------
    Net cash provided by (used in) operating activities..................      (26,023)     231,530     (617,782)
                                                                           -----------  -----------  -----------
Cash Flows from Investing Activities:
  Capital expenditures...................................................   (1,844,608)  (2,718,190)    (674,114)
                                                                           -----------  -----------  -----------
    Net cash used in investing activities................................   (1,844,608)  (2,718,190)    (674,114)
                                                                           -----------  -----------  -----------
Cash Flows from Financing Activities:
  Net borrowings--other..................................................       86,902      --           --
  Net borrowings from affiliates.........................................    1,683,729    2,486,915    1,386,896
                                                                           -----------  -----------  -----------
    Net cash provided by financing activities............................    1,770,631    2,486,915    1,386,896
                                                                           -----------  -----------  -----------
Net Increase (Decrease) in Cash and Cash Equivalents.....................     (100,000)         255       95,000
Cash and Cash Equivalents, beginning of year.............................      100,269      100,014        5,014
                                                                           -----------  -----------  -----------
Cash and Cash Equivalents, end of year...................................  $       269  $   100,269  $   100,014
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------
Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for interest.................................  $   --       $   --       $   --
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                           FIRST NOTICE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996

(1) NATURE OF BUSINESS

    First Notice Systems, Inc., a Massachusetts S corporation ("FNS"), was organized to provide a variety of services to the insurance industry. These services include accepting and processing insurance claims and providing personal and commercial insurance policyholders with emergency assistance of all types around-the-clock. FNS operates in North America.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

    FNS considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Assets are being depreciated on either a straight-line or an accelerated basis over the following estimated useful lives:

ASSET CLASSIFICATION                         ESTIMATED USEFUL LIFE

  Furniture, computer and office equipment   5-10 years
  Motor vehicles                             5 years
  Leasehold improvements                     Lesser of term of lease or useful
                                               life of asset

    Maintenance and repairs are charged to expense when incurred; renewals and improvements are capitalized.

                           FIRST NOTICE SYSTEMS, INC.

                               SEPTEMBER 30, 1996

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SOFTWARE DEVELOPMENT COSTS

    FNS capitalizes computer software costs for internal use. These costs include direct internal and external costs associated with system design, documentation, programming, testing and other installation work, in addition to the actual software costs. Amortization of capitalized software costs is provided over the estimated economic useful life of the software product on a straight-line basis, generally three to seven years.

REVENUE RECOGNITION

    Revenue is recognized from services when services are performed. Accounts receivable at September 30, 1996 and 1995 include approximately $399,000 and $648,000, respectively, of unbilled accounts receivable relating to services rendered during the period but not invoiced until after the period-end.

INCOME TAXES

    FNS has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the entity does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders are liable for income taxes. Therefore, no provision for income taxes has been made.

(3) RELATED-PARTY TRANSACTIONS

    Certain shareholders of FNS are also shareholders of SWW Realty
Trust, East Coast Springfield Development, LLC, and The Cross Country Group, Inc. and its wholly owned subsidiaries (the "Group"). FNS receives management, human resources, accounting and computer services from the Group. FNS is also charged telephone, rent, office, building and other expenses related to activities shared with the Group based on percentages of services utilized by FNS. For the years ended September 30, 1996 and 1995, FNS was charged and allocated $3,689,862 and $2,543,505, respectively, by the Group.

    FNS occupies space at facilities leased from SWW Realty Trust and East Coast Springfield Development, LLC to the Group and is allocated a share of these costs as discussed above. Certain property and equipment of FNS are pledged as collateral on certain of East Coast Springfield Development, LLC's debt. In addition, FNS and the Group have guaranteed certain of East Coast Springfield Development, LLC's debt.

                           FIRST NOTICE SYSTEMS, INC.

                               SEPTEMBER 30, 1996

(3) RELATED-PARTY TRANSACTIONS (CONTINUED)

    FNS's activities are funded as needed by borrowings from the Group. As of September 30, 1996 and 1995, FNS owed the Group $5,246,804 and
$2,759,889, respectively. FNS is charged interest at 8% on outstanding borrowings. For the years ended September 30, 1996 and 1995, FNS was charged $330,000 and $193,083, respectively, in interest expense by the Group. The Group has agreed to continue to provide financial support to FNS.

(4) BENEFIT PLANS

    FNS participates in the Group's profit sharing plan covering all of its employees that meet certain age and service requirements. The plan is a defined contribution plan, with all contribution amounts determined by management of the Group. Contributions to the plan for the benefit of FNS's employees were approximately $45,000 and $21,500 for the years ended September 30, 1996 and 1995, respectively.

    FNS also participates in the Group's salary reduction/profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers all employees who have completed one full year of service with FNS. The Group, at its option, may contribute additional amounts to the plan based on each employee's contribution. Matching contributions for the benefit of FNS's employees were approximately $8,000 and $2,500 for the years ended September 30, 1996 and 1995, respectively.

(5) COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

    On November 27, 1996, FNS agreed to lease certain facilities from an unrelated party. The lease is a long-term, noncancelable real estate lease agreement expiring in 2001. The agreement provides for fixed minimum rental payments and the payment of utilities, real estate taxes, insurance and repairs. The lease also contains a renewal option of five years and various fixed increases in rent.

                           FIRST NOTICE SYSTEMS, INC.

                               SEPTEMBER 30, 1996

(5) COMMITMENTS AND CONTINGENCIES (Continued)

LEASE COMMITMENTS (CONTINUED)
    The future minimum annual rental commitments under this long-term, noncancelable lease are as follows:

                     FISCAL YEARS           AMOUNT
                     -------------       ------------
                         1997            $    448,000
                         1998                 448,000
                         1999                 448,000
                         2000                 470,000
                         2001                 470,000
                                         ------------
                                         $  2,284,000
                                         ------------
                                         ------------

LEGAL PROCEEDINGS

    FNS is subject to various legal proceedings that arise in the ordinary course of business. Based on the opinion of FNS's legal counsel, management believes that the amount of ultimate liability with respect to these actions will not be material to the financial position or results of operations of FNS.

(6) SIGNIFICANT CUSTOMERS

    Revenues from two customers for the year ended September 30, 1996 were $3.2 million and $2.1 million, which accounted for 34% and 22%, respectively, of total revenue for the year. Revenues from three customers for the year ended September 30, 1995 were $2.9 million, $0.6 million and $0.5 million, which accounted for 55%, 11% and 10%, respectively, of total revenue for the year.

                            CRA Managed Care, Inc.
               CONSOLIDATED PRO FORMA BALANCE SHEET (UNAUDITED)

    The following sets forth the Company's Consolidated Pro Forma Balance Sheet as of March 31, 1997 giving effect to the acquisition of First Notice Systems, Inc. ("FNS"). The Company's Consolidated Pro Forma Balance Sheet presents the acquisition of FNS as if it had been consummated on March 31, 1997. The Consolidated Pro Forma Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the transaction assumed therein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

    The acquisition of FNS has been accounted for by the Company as a purchase whereby the basis of accounting for FNS's assets and liabilities is based upon their fair values at the date of acquisition. Pro forma adjustments represent the Company's preliminary determination of these adjustments and are based upon available information and certain assumptions which the Company considers reasonable under the circumstances. Final amounts could differ from those set forth below.

                                                                          MARCH 31, 1997
                                                  --------------------------------------------------------------
                                                                                   PRO FORMA        PRO FORMA
ASSETS                                                 CRA            FNS         ADJUSTMENTS        COMBINED
                                                  --------------  ------------  ----------------  --------------
Current assets:
Cash and cash equivalents.......................  $    1,692,000  $    --       $      --         $    1,692,000
Accounts receivable, net........................      41,478,000     2,124,000         --             43,602,000
Prepaid expenses and tax assets.................         939,000        17,000         --                956,000
                                                  --------------  ------------  ----------------  --------------
  Total current assets..........................      44,109,000     2,141,000         --             46,250,000

Property and equipment, net.....................       9,566,000     2,795,000         --             12,361,000
Goodwill, net...................................      48,376,000       --          37,000,000 (1)     85,376,000
Other assets....................................         327,000     1,555,000         --              1,882,000
                                                  --------------  ------------  ----------------  --------------
                                                  $  102,378,000  $  6,491,000  $  37,000,000    $  145,869,000
                                                  --------------  ------------  ----------------  --------------
                                                  --------------  ------------  ----------------  --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Revolving credit facilities.....................  $    6,012,000  $    --       $  40,000,000 (2) $   46,012,000
Current portion of long-term debt...............          40,000        86,000         --                126,000
Due to affiliates...............................        --           6,931,000     (6,931,000)(3)       --
Accounts payable and accrued expenses...........      14,698,000       922,000      2,483,000 (4)     18,103,000
                                                  --------------  ------------  ----------------  --------------
  Total current liabilities.....................      20,750,000     7,939,000     35,552,000         64,241,000

Long-term deferred tax liabilities..............         841,000       --              --                841,000
Stockholders' equity (deficit)..................      80,787,000    (1,448,000)     1,448,000 (5)     80,787,000
                                                  --------------  ------------  ----------------  --------------
                                                  $  102,378,000  $  6,491,000  $  37,000,000     $  145,869,000
                                                  --------------  ------------  ----------------  --------------
                                                  --------------  ------------  ----------------  --------------

     SEE ACCOMPANYING NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

                           CRA Managed Care, Inc.
           CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

    The following sets forth the Company's Consolidated Pro Forma Statement of Operations for the three months ended March 31, 1997 and year ended December 31, 1996 giving effect to the acquisition of FNS. The Statement of Operations for FNS presented in the Pro Forma Results of Operation for year ended December 31, 1996 represents FNS's fiscal year ended September 30, 1996. The Consolidated Pro Forma Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the transaction assumed therein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future. Certain reclassifications have been made to the historical financial statements of FNS to conform to the presentation expected to be used by the Company.

    The acquisition of FNS has been accounted for by the Company as a purchase whereby the basis for of accounting for FNS's assets and liabilities is based upon their fair values at the date of acquisition. Pro forma adjustments represent the Company's preliminary determination of theses adjustments and are based upon available information and certain assumptions which the Company considers reasonable under the circumstances. Final amounts could differ from those set forth below.

                                                                FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                         -------------------------------------------------------
                                                                                       PRO FORMA    PRO FORMA
                                                              CRA           FNS       ADJUSTMENTS    COMBINED
                                                         -------------  ------------  -----------  -------------
Net revenues...........................................  $  54,489,000  $  2,610,000  $   --          $  57,099,000
Cost of services.......................................     44,571,000     2,003,000     308,000(6)      46,882,000
                                                         -------------  ------------  -----------     -------------
     Gross profit......................................      9,918,000       607,000     (308,000)       10,217,000

General and administrative expenses....................      4,251,000       806,000      --              5,057,000
                                                         -------------  ------------  -----------     -------------
     Operating income..................................      5,667,000      (199,000)    (308,000)        5,160,000

Interest expense, net..................................        140,000       137,000      700,000(7)        977,000
                                                         -------------  ------------  -----------     -------------
     Income before taxes...............................      5,527,000      (336,000)  (1,008,000)        4,183,000

Provision for income taxes.............................      2,432,000             0     (591,000)        1,841,000
                                                         -------------  ------------  -----------     -------------
     Net income (loss).................................  $   3,095,000  ($   336,000) ($  417,000)(8) $   2,342,000
                                                         -------------  ------------  -----------     -------------
                                                         -------------  ------------  -----------     -------------
Earnings per share.....................................  $        0.34                                $        0.26
                                                         -------------                                -------------
                                                         -------------                                -------------
Weighted average shares outstanding....................      9,102,000                                    9,102,000
                                                         -------------                                -------------
                                                         -------------                                -------------

                                                                     YEAR ENDED DECEMBER 31, 1996
                                                      -----------------------------------------------------------
                                                                                      PRO FORMA        PRO FORMA
                                                           CRA            FNS        ADJUSTMENTS        COMBINED
                                                      --------------  ------------  -------------    --------------
Net revenues........................................  $  179,652,000  $  9,423,000  $    --           $  189,075,000
Cost of services....................................     147,747,000     6,545,000      1,233,000(6)     155,525,000
                                                      --------------  ------------  -------------     --------------
  Gross profit......................................      31,905,000     2,878,000     (1,233,000)        33,550,000
General and administrative expenses.................      14,439,000     2,057,000       --               16,496,000
                                                      --------------  ------------  -------------     --------------
  Operating income..................................      17,466,000       821,000     (1,233,000)        17,054,000
Interest expense, net...............................         199,000       330,000      2,800,000(7)       3,329,000
                                                      --------------  ------------  -------------     --------------
  Income before taxes...............................      17,267,000       491,000     (4,033,000)        13,725,000
Provision for income taxes..........................       7,166,000       --          (1,470,000)(8)      5,696,000
                                                      --------------  ------------  -------------     --------------
  Net income (loss).................................  $   10,101,000  $    491,000  ($  2,563,000)    $    8,029,000
                                                      --------------  ------------  -------------     --------------
                                                      --------------  ------------  -------------     --------------
Earnings per share..................................  $         1.19                                  $         0.95
                                                      --------------                                  --------------
                                                      --------------                                  --------------
Weighted average shares outstanding.................       8,475,000                                       8,475,000
                                                      --------------                                  --------------
                                                      --------------                                  --------------

    See accompanying Notes to Consolidated Pro Forma Financial Statements.

                             CRA MANAGED CARE, INC.
        NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

(1) To record the excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation as follows:


Pro forma purchase price including fees and expenses:..........  $41,000,000
Purchase price allocated to:
     Current assets............................................    2,141,000
     Property and equipment....................................    2,795,000
     Other long term assets....................................    1,555,000
     Current liabilities.......................................   (2,491,000)
                                                                  ----------
          Net assets acquired..................................    4,000,000
                                                                  ----------
Excess of cost over fair value of net assets acquired..........  $37,000,000
                                                                  ----------


The foregoing purchase price allocation is based upon preliminary information. The final purchase price allocation is contingent upon the final determination of the fair value of the net assets acquired on June 4, 1997, the date of acquisition. Based upon presently available information, the Company does not believe that the final purchase price allocation will materially differ from the preliminary allocation.

(2) To record the borrowing of $40,000,000 under the Company's recently expanded $60,000,000 Credit Facility to finance the FNS acquisition.

(3) To eliminate the loans and advances from affiliates which will be forgiven immediately prior to the closing of the transaction.

(4) To record fees and expenses associated with the purchase of FNS.

(5) To eliminate the historical stockholders' deficit of FNS.

(6) To record the amortization of FNS goodwill under a thirty year life.

(7) To record interest expense on the $40,000,000 of borrowings used to finance the acquisition at an interest rate of 7%.

(8) To record the tax benefits associated with the pro forma adjustments and record a tax provision for FNS's results of operation to an effective tax rate of 41.5% and 44% for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively. Prior to its acquisition, FNS had elected "S" corporation status under Section 1362 of the Internal Revenue Code. Accordingly, FNS was not liable for federal and state income taxes as income was taxed directly to its stockholders.